UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2007


                           Ibis Technology Corporation
                           ---------------------------
             (Exact name of registrant as specified in its charter)



Massachusetts                     0-23150               04-2987600
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(State or other jurisdiction      (Commission           (IRS Employer
of incorporation)                 File Number)          Identification No.)


32 Cherry Hill Drive, Danvers, Massachusetts 01923
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(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (978) 777-4247
                                                     --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 19, 2007, Ibis Technology Corporation (the "Company") announced that, in connection with certain cost-cutting measures, its Chief Executive Officer Charles McKenna and its Chairman Martin Reid would voluntarily reduce their base salaries by 50% to $107,120 and $107,120, respectively, effective immediately and its Chief Financial Officer William Schmidt would reduce his salary by 33% to $107,120, also effective immediately. Similarly, the Company's Vice President of Wafer Technology Robert Dolan would take an immediate reduction of 20% to $117,312 and Steven Richards, Engineering Manager, would take an immediate reduction of 20% to $136,160. Going forward, the Company expects to reassess the continuance of the temporary reductions in light of market conditions and operating results on a quarterly basis. "In addition, in light of these reductions, the following grants of stock options have been approved pursuant to the Company's Second Amended and Restated 1997 Employee, Director and Consultant Equity Plan, with three year vesting and other terms and conditions consistent with previously disclosed past executive grants: 110,000 for Charles McKenna, 30,000 for William Schmidt, 30,000 for Robert Dolan and 50,000 for Steven Richards. Also, the Company announced the payment of bonuses in the amounts of $14,664 and $20,422 to Messrs. Dolan and Richards in connection with their efforts in securing recent orders and shipments for the past year.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   IBIS TECHNOLOGY CORPORATION


Date:  January 19, 2007                /s/William J. Schmidt
                                   -----------------------------------
                                   William J. Schmidt Chief Financial Officer